Exhibit 99.1

For Immediate Release

CONTACTS: Media Inquiries Krista Sohm (248) 435-7115 krista.sohm@meritor.com Investor Inquiries Carl Anderson (248) 435-1588 carl.anderson@meritor.com

Meritor Reaches Agreement with Eaton Corporation to
Settle Antitrust Lawsuit

Intends to Use Settlement Net Proceeds to
Fund Global Pension Plans and Strengthen Balance Sheet

Board of Directors Authorizes $210 Million Equity Repurchase Program
to be Funded by a Portion of Future Free Cash Flow

TROY, Mich. – June 23, 2014 – Meritor, Inc. (NYSE: MTOR) today announced that ZF Meritor LLC, a joint venture between a Meritor, Inc. subsidiary and ZF Friedrichshafen AG, and Meritor Transmission Corporation have reached a settlement agreement with Eaton Corporation (NYSE: ETN) relating to the antitrust lawsuit filed in 2006.

Under the terms of the agreement, Eaton has agreed to pay $500 million to ZF Meritor LLC. Meritor will receive net proceeds of $209 million.  ZF Meritor LLC and Meritor Transmission Corporation have agreed to dismiss all pending antitrust litigation with Eaton.  The settlement agreement is subject to ZF Friedrichshafen AG corporate approval, which is expected to occur in early July.   Meritor expects to receive proceeds from the settlement on or about July 15, 2014.

Meritor’s Chairman and CEO, Ike Evans, said, "We have reached an agreement with Eaton that we believe is in the best interests of the Company and our shareholders.  We’ll use these proceeds to accelerate our efforts to achieve our balance sheet goals under our M2016 plan.  This is an important outcome for Meritor that delivers significant benefits to the Company, our shareholders and our customers.  We are successfully putting this lawsuit behind us as we continue to execute on our plan to drive value for all shareholders.”

Meritor remains committed to maintaining its balanced and disciplined approach to capital allocation, deploying capital to areas where it will generate the best long-term value for its shareholders.

Based on a thorough review of its options, Meritor has determined that it will use the $209 million of net proceeds from the settlement to pre-fund the next three years of mandatory pension contributions in its United States and United Kingdom pension plans, consistent with the Company’s efforts to de-risk its pension obligations and continue to strengthen its balance sheet.  Using such proceeds to pre-fund the company’s global pension plans will accelerate the Company’s path toward its M2016 objective of reducing net debt, including retirement liabilities, to less than $1.5 billion.

Meritor also announced today that its Board of Directors has authorized the repurchase of up to $210 million of the Company’s equity or equity-linked securities funded with a portion of future free cash flow. The Company expects repurchases under this program to be made through open market or privately negotiated transactions, which would commence upon achievement of its M2016 debt reduction target.  With the proceeds from the Eaton lawsuit deployed to pre-fund pension contributions, the Company now expects to achieve this target in the second half of calendar year 2015.  The actual number of shares repurchased will depend on a variety of factors, including price, legal and regulatory restrictions, compliance with debt covenants, market conditions and corporate liquidity requirements.

Mr. Evans continued, “As we have outlined previously, a settlement agreement with Eaton was not factored into our M2016 plan.  We remain committed to our strategy of further de-levering and strengthening our balance sheet; however, with these additional proceeds, we are now better positioned to use a portion of our future free cash flow to return capital to our shareholders over time.  This new repurchase authorization reaffirms our Board’s confidence in the company's strategy and long-term growth potential.”

A presentation outlining additional details of today’s announcement is available on the Investor Relations section of the Company's website at

 http://investors.meritor.com/phoenix.zhtml?c=122961&p=irol-presentations and will be filed with the U.S. Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov.

About Meritor
Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets. With more than a 100-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers around the world. Meritor is based in Troy, Mich., United States, and is made up of more than 9,000 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 18 countries. Common stock is traded on the New York Stock Exchange under the ticker symbol MTOR. For important information, visit the company's website at meritor.com.

Forward-Looking Statement

This release contains statements relating to future results of the company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "estimate," "should," "are likely to be," "will" and similar expressions. SEC filings may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to reduced production for certain military programs and our ability to secure new military programs as our primary military programs wind down by design through 2015; reliance on major original equipment manufacturer ("OEM") customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing  volumes in the commercial truck markets and work with our customers to adjust their demands in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; our ability to manage possible adverse effects on our European operations, or financing arrangements related thereto, in the event one or more countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); rising costs of pension and other postretirement benefits; the ability to achieve the expected benefits of restructuring actions; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle productions in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; and possible changes in accounting rules; as well as other substantial costs, risks and uncertainties, including but not limited to those detailed herein and from time to time in other filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Measure

The company has provided information in this press release regarding net debt that has not been reported in accordance with accounting principles generally accepted in the United States (“GAAP”).  Net debt, including retirement liabilities, is defined as total debt plus pension assets, pension liability, retiree medical liability and other retirement benefits less cash and cash equivalents.  Net debt, including retirement liabilities, is a specific financial measure which is part of our three year plan, M2016, to reduce debt and other balance sheet liabilities.  Management believes that this non-GAAP financial measure is useful to both management and investors in their analysis of the company’s financial position.  This non-GAAP financial measure, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.